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                                                                    Exhibit 10.1

                AMENDED AND RESTATED ASSIGNMENT AND USE AGREEMENT

     THIS AMENDED AND RESTATED ASSIGNMENT AND USE AGREEMENT (this "Agreement"), dated as of _______, 2003, is between XM Radio Inc., a Delaware corporation, ("Licensee"), and XM Satellite Radio Inc., a Delaware corporation ("Operating Company").

     WHEREAS, Operating Company was issued authorizations by the Federal Communications Commission (the "FCC") necessary for the legal transmission of satellite digital radio ("SDARS") signals (the "Licenses") as set forth on Annex A;

     WHEREAS, the FCC approved the assignment of the Licenses from Operating Company to Licensee on September 15, 1999;

     WHEREAS, Operating Company and Licensee previously entered into an Assignment and Use Agreement, dated as of November 12, 1999 (the "Original Agreement"), whereby Licensee granted to Operating Company the right to operate an SDARS system (the "System") subject to the terms of the Original Agreement and in consideration thereof Operating Company assigned the Licenses to Licensee;

     WHEREAS, Operating Company and Licensee desire that the Original Agreement continue as modified to, among other things, limit Operating Company's use of the Licenses to the term specified herein and to add certain protections for the benefit of Licensee, and for the Operating Company to grant to Licensee as additional consideration the rights specified in paragraph 4 below.

     NOW, THEREFORE, IN CONSIDERATION of the mutual promises and covenants contained in the Original Agreement and herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Operating Company, on the terms and conditions set forth herein, has the right to use the Licenses during the Term (as defined below), subject to the terms of this Agreement. Operating Company shall oversee day-to-day operations of the System, including, but not limited to, providing managerial, accounting, engineering, marketing and other staffing; operating and maintaining the business of the System; and assuring compliance (with Licensee's supervision) with FCC requirements. Operating Company shall do all things necessary in connection with the maintenance of the business of the System and shall make recommendations to Licensee regarding the hiring and supervision of such employees as are necessary to the fulfillment of its responsibilities hereunder. It is understood that all expenses and capital costs incurred in operating the System and the business of the System shall be borne by and paid by Operating Company,

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except for such expenses of Licensee as set forth in Section 3 hereof, and all revenues collected in operating the System shall be retained by Operating Company. Operating Company shall not be entitled to any compensation from Licensee for services rendered hereunder.

           2. Operating Company and Licensee desire that this Agreement, the obligations performed hereunder and operation of the System be in full compliance with (i) the terms and conditions of the Licenses; (ii) all applicable rules, regulations and policies of the FCC; (iii) the Communications Act of 1934, as amended (the "Act"), 47 U.S.C.(s) 151, et. seq., and (iv) any other applicable federal, state and local law or regulation (collectively, "Applicable Law").

           3. Notwithstanding anything to the contrary in this Agreement, Licensee shall have full authority, control and power over the Licenses and the System during the Term. Licensee shall be responsible for the filing of all applications, reports, correspondence and other documentation with the FCC relating to the acquisition, use, maintenance or renewal of the Licenses; provided, that Operating Company shall cooperate with such filings and provide upon Licensee's reasonable request any information that will enable Licensee to prepare any records and reports required by the FCC and local, state or other federal government authorities. To the extent deemed advisable by FCC counsel to Licensee, Licensee shall retain at least one employee to ensure that operation of the System and the conduct under this Agreement comply with Applicable Law. Licensee shall bear and pay the compensation and expenses of such employee(s) of Licensee, provided that upon documentation of Licensee's reasonable and necessary out-of-pocket expenses to comply with this Agreement, Operating Company shall reimburse Licensee for such expenses within fifteen (15) business days of receipt of such documentation. Licensee's employees and agents shall at all times be afforded access to the System in order to ensure compliance with Applicable Law.

           4. Licensee shall have the right to use the Operating Company's trademarks and the broadcast studios of the System with the prior consent of Operating Company, which consent shall not be unreasonably withheld.

           5. Neither party shall assign this Agreement or any of its rights or obligations under this Agreement, and any attempted assignment, sale or transfer not in compliance with this provision shall be null and void; provided, however, each party shall have the right to collaterally assign this Agreement for security purposes and/or to grant a security interest in its rights under this Agreement to its lenders or bondholders (and each party acknowledges that such a collateral assignment is likely to occur), and this Agreement may be assigned in connection with any exercise of remedies pursuant to any such collateral assignment or grant of security interest, subject to the applicable FCC regulations, including the prior approval of the FCC if necessary under the rules, regulations and policies of the FCC then in effect. Nothing herein shall be interpreted to prevent Operating

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Company from granting a mortgage on or other security interests with respect to the System (other than the Licenses). This Agreement shall bind and inure to the benefit of the permitted successors and assigns of the parties.

           6. Any failure, delay or interruption in operation of the System due to acts of God, strikes, or threats thereof, force majeure, or causes beyond the control of Licensee or Operating Company, shall not constitute a breach of this Agreement.

           7. The term of this Agreement (the "Term") shall begin on the date hereof (the "Effective Date") and end on the eighth anniversary of the Effective Date (the "Termination Date"). At any time during the Term, either Operating Company or Licensee may renew this Agreement for an additional term of up to eight years by providing written notice to the other party hereto of its intent to renew this Agreement not less than 180 days prior to the Termination Date.

           8. All notices between the parties shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or by registered or certified mail, return-receipt requested or sent by telecopy, and
(iii) addressed as follows or to such other party as either party may specify from time to time.

           IF SENT TO OPERATING COMPANY:

                  XM Satellite Radio Inc.
                  1500 Eckington Place, N.E.
                  Washington, DC  20002
                  Fax: 202-380-4500
                  Attn: Joseph M. Titlebaum, Esq.

           IF SENT TO LICENSEE:

                  XM Radio Inc.
                  1500 Eckington Place, N.E.
                  Washington, DC  20002
                  Fax: 202-380-4500
                  Attn: Joseph M. Titlebaum, Esq.

           9. This Agreement shall be governed by and construed in accordance with the laws of the District of Columbia.

           10. It is the intent of the parties that operation of the System and the transactions under this Agreement not constitute a fraudulent transfer or conveyance for purposes of the federal bankruptcy laws, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or

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state law. To effectuate the foregoing intention, each of Operating Company and
Licensee hereby irrevocably agree that the obligations of the parties hereunder shall be limited to the extent necessary to ensure that the obligations of the parties hereto do not constitute a fraudulent transfer or conveyance under applicable law.

           11. Either party may terminate this Agreement in the event that the other party materially defaults in the performance or observance of any material covenant, agreement or condition set forth in this Agreement, which default remains uncured for a period of thirty (30) days from the date that the notifying party provides notice to the defaulting party; provided, however, that this Agreement will be re-instated, including, if necessary, by entering into a new agreement in substantially the form hereof, if the defaulting party cures the default within six months after any such termination.

           12. Notwithstanding anything to the contrary in this Agreement, neither party hereto will take any action pursuant to this Agreement that would constitute or result in any assignment of the Licenses or any change of control (whether de jure or de facto) of Licensee or Operating Company or of the System if such assignment or change of control would require, under then existing law, the prior approval of the FCC without first obtaining such prior approval of the FCC.

           13. In the event of any order or decree of an administrative agency or court of competent jurisdiction, including without limitation any material change or clarification in FCC rules, policies, or precedent, that would cause this Agreement to be invalid or violate any Applicable Law, and such order or decree has become effective and has not yet been stayed, or in the event that any determination is made that this Agreement is in violation of any Applicable Law, the parties will use their respective best efforts and negotiate in good faith to modify this Agreement to the minimum extent necessary so as to comply with such order or decree or Applicable Law without material economic detriment to either party, and this Agreement, as so modified, shall then continue in full force and effect.

           14. If any provision of this Agreement shall be declared void or invalid by any governmental authority with jurisdiction thereof, then the remainder of this Agreement shall remain in full force and effect without the offending provision, provided that such remainder substantially reflects the original agreement of the parties. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

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           15. This Agreement represents the entire understanding of the parties hereto with respect to the subject matter hereof and may be amended only by a writing signed by both parties; provided, however, if this Agreement has been collaterally assigned to a lender of either party, this Agreement may not be amended without the consent of such lender.

           16. This Agreement amends and restates the Original Agreement with effect from the Effective Date.

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           IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                      XM RADIO INC.


                                      By: __________________________
                                      Name:
                                      Title:


                                      XM SATELLITE RADIO INC.


                                      By:___________________________
                                      Name:
                                      Title:

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                                                                         ANNEX A

                                  The Licenses